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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Guaranty Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1331 Seventeenth Street, Suite 300
Denver, Colorado 80202

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2009

        The 2009 Annual Meeting of Stockholders of Guaranty Bancorp (the "Company") will be held on Wednesday, May 6, 2009, at 11:00 a.m., Mountain Daylight Time, at the Company's principal executive offices, 1331 Seventeenth Street, Denver, Colorado 80202, for the following purposes:

          1.     To elect 9 members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1).

          2.     To vote on the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009 (Proposal 2).

          3.     To consider and act upon such other business and matters or proposals as may properly come before the annual meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on March 16, 2009 as the record date for determining which stockholders have the right to receive notice of and to vote at the annual meeting or any postponements or adjournments thereof.

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders.

By Order of the Board of Directors
/s/ PAUL W. TAYLOR
Paul W. Taylor, Secretary

Denver, Colorado
March 23, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. Your vote is important and we appreciate your cooperation in returning promptly your executed proxy card. Your proxy is revocable and will not affect your right to vote in person at the annual meeting.

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2009

 INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Guaranty Bancorp, a Delaware corporation (the "Company," "we" or "our"), to be used at our 2009 Annual Meeting of Stockholders (the "Meeting") and at any postponements or adjournments thereof. The Meeting is scheduled to be held as follows:

Date:	Wednesday, May 6, 2009
Time:	11:00 a.m., Mountain Daylight Time
Place:	Guaranty Bank Building 1331 Seventeenth St., Lower Level Denver, Colorado 80202

        This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 30, 2009.

        This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are also available at www.edocumentview.com/gbnk.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.    What is being voted on at the Meeting?

        The matters to be considered and voted upon at the Meeting are as follows:

          A.    Election of Directors.    To elect 9 members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1).

          B.    Ratification of Independent Registered Public Accounting Firm.    To vote on the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009 (Proposal 2).

          C.    Other Business.    To consider and act upon such other business as may properly come before the Meeting or any postponements or adjournments thereof.

2.    Who is entitled to vote? How many votes am I entitled to?

        Only stockholders of record as of March 16, 2009 (the "Record Date") may vote at the Meeting. There were 52,534,311 shares of our common stock outstanding, including 1,237,978 shares of unvested restricted stock, held by approximately 236 stockholders of record as of the Record Date.

        Each holder of the Company's common stock is entitled to one vote for each share recorded in the holder's name on the books of the Company as of the Record Date on any matter submitted to the stockholders for a vote. For the election of directors, each share is entitled to one vote on each of the 9 director nominees.

3.    How does the Board of Directors recommend I vote?

        The Board of Directors recommends a vote FOR each of the director nominees and FOR the ratification of the appointment of Crowe Horwath LLP.

4.    What is the difference between a holder of record and a beneficial owner of shares held in street name?

        Holder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare Investor Services, LLC ("Computershare"), you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received this Proxy Statement, our Annual Report and a proxy card from the Company via Computershare.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in "street name". The organization holding your account is considered the holder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this Proxy Statement, our Annual Report and a vote instruction form from that organization.

5.    How many shares must be represented at the Meeting to constitute a "quorum"?

        A majority of the outstanding shares must be present at the Meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Meeting to be held. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes FOR, AGAINST or ABSTAINED, if you either (i) are present and vote in person at the Meeting or (ii) have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail.

6.    What do I have to do to vote?

        Holders of Record.    If you are a holder of record, you may vote either in person at the Meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and sending it back in the envelope provided).

        Street Name Holders.    If you hold your shares in "street name", you should receive a voting instruction form from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares. If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain a voting instruction form from them. You may vote either in person at the Meeting (but you must obtain a legal proxy from the organization that holds your shares), via the Internet (by following the instructions provided on the voting instruction form), by telephone (by calling the toll free number found on the voting instruction form), or by mail (by filling out the voting instruction form and sending it back in the envelope provided).

7.    Can I change or revoke my vote after I voted?

        Holders of Record.    If you are a holder of record, you may change or revoke your vote at any time before it is counted at the Meeting by:

  •
  notifying our Secretary in writing that you wish to revoke your proxy at the following address:

      Guaranty Bancorp
      Attention: Paul W. Taylor, Secretary
      1331 Seventeenth Street, Suite 300
      Denver, Colorado 80202

  •
  attending the Meeting and voting in person; or

  •
  submitting a later dated proxy card.

Attending the Meeting by itself will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

        Street Name Holders.    If you hold your shares in "street name", please refer to the information in the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how to change or revoke your vote and of the effect of not indicating a vote.

8.    What happens if I do not give specific voting instructions?

        Holders of Record.    If you are a holder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

        Street Name Holders.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote".

9.    Which proposals are considered "routine" or "non-routine"?

        The election of directors (Proposal 1) and the ratification of the appointment of Crowe Horwath LLP (Proposal 2) are both matters the Company believes will be considered routine. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposals No. 1 and No. 2.

        Accordingly, there are no existing proposals the Company believes will be considered non-routine (a broker or other nominee cannot vote without instructions on non-routine matters).

10.    How are abstentions treated?

        Abstentions are counted for purposes of determining whether a quorum is present. Shares not present at the Meeting and abstentions have no effect on the elections of directors (Proposal 1) and the ratification of the appointment of Crowe Horwath LLP (Proposal 2).

11.    What is the vote necessary to approve each of the matters being considered at the Meeting?

        For the election of directors (Proposal 1), each director nominee must receive a majority of votes cast to be elected—the number of votes cast for the director nominee must exceed the number of votes cast against that nominee. See "Majority Vote Standard for Election of Directors" under "Proposal 1: Election of Directors" in this Proxy Statement.

        For the ratification of the appointment of Crowe Horwath LLP (Proposal 2), the proposal must receive a majority of votes cast—the number of votes cast for the proposal must exceed the number of votes cast against the proposal.

12.    How will voting on any other business be conducted?

        We do not know of any other business to be considered at the Meeting. For holders of record, if any other business is presented at the Meeting, any of the persons named on the proxy card as your designated proxies may vote on that matter in his or her discretion. If you hold your shares in "street name," please see the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how your shares will be voted on any other business. Any such matter must be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting by the stockholders entitled to vote thereon (or any higher vote required by our Bylaws or the Delaware General Corporation Law) in order to be approved.

13.    Who pays the cost of soliciting proxies on behalf of the Company?

        The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Meeting. In addition to the solicitation of proxies by mail, some of the directors, officers and employees of the Company or its subsidiaries may solicit proxies telephonically, electronically or by other means of communication. Such directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

14.    Can I attend the Meeting and vote in person? How can I obtain directions to attend the Meeting?

        Any stockholder entitled to vote at the Meeting may attend the Meeting and vote in person. If you hold shares in "street name" and would like to attend the Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of common stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Meeting. Please note that the use of cell phones, PDAs, recording and photographic equipment and/or computers is not permitted in the meeting room at the Meeting.

        To obtain directions to attend the Meeting, please call 303-293-5500 or contact our Investor Relations at investor.relations@gbnk.com.

15.    How do I get more information about the Company?

        With this Proxy Statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which includes our financial statements. If you did not receive our Annual Report, we will send it to you without charge. The Annual Report includes a list of exhibits filed with the Securities and Exchange Commission (the "SEC"), but does not include the exhibits. If you wish to receive our Annual Report or copies of the exhibits, please write to:

      Guaranty Bancorp
      Attention: Investor Relations
      1331 Seventeenth Street, Suite 300
      Denver, Colorado 80202

        You may also send your request by e-mail to investor.relations@gbnk.com.

        We also maintain a website at www.gbnk.com where you may view, print and download our public filings. In addition, the SEC maintains a website at www.sec.gov that contains our public filings.

        This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are also available atwww.edocumentview.com/gbnk.

        To reduce costs, we may send only one copy of the Annual Report and Proxy Statement to stockholders who share the same last name and address, unless we receive contrary instructions from you. We will continue to mail a proxy card to each stockholder of record. If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, we will provide them promptly upon request. If your household is receiving multiple copies of the Annual Report and Proxy Statement, you may request to receive only one copy. If you are a holder of record, you may contact us by writing to our mailing address or e-mail address listed above, or by calling Investor Relations at 303-293-5563. If you are a beneficial owner of shares held in street name, you should request additional copies of the Annual Report and Proxy Statement, or you may request householding, by notifying the organization that holds your shares.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

        The following table sets forth information as of March 16, 2009 regarding the beneficial owners of more than five percent of the outstanding shares of the Company's common stock (the only class of equity outstanding). To the Company's knowledge, there are no beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of March 16, 2009 other than those set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class(1)
Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, New Jersey 07078-2789	10,752,528	(2)	20.5%
John M. Eggemeyer 6051 El Tordo Rancho Santa Fe, CA 92067-1329	3,273,583	(3)	6.2%
Thomson Horstmann & Bryant, Inc. Park 80 West, Plaza One Saddle Brook, NJ 07663	3,089,100	(4)	5.9%
William J. Ruh 6051 El Tordo Rancho Santa Fe, CA 92067-1329	2,823,573	(5)	5.4%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,722,000	(6)	5.2%
Castle Creek Capital Partners III, LP 6051 El Tordo Rancho Santa Fe, CA 92067-1329	2,644,963	(7)	5.0%

(1)
Based on 52,534,311 shares of Common Stock of the Company issued and outstanding as of March 16, 2009, including 1,237,978 shares of unvested restricted stock.

(2)
The following information is based on Amendment No. 5 to Schedule 13G filed on January 15, 2009. The shares reported above are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin Mutual Advisers, LLC ("FMA"). Such investment management contracts grant to FMA all investment and voting power over the securities owned by such investment management clients. FMA disclaims any pecuniary interest or beneficial ownership in any of the shares reported above. Mutual Shares Fund, a series of Franklin Mutual Series Funds, has an interest in 5,731,834 shares, or 10.9% of the outstanding shares, of the Company's common stock.

(3)
Includes 352,500 shares held by the Eggemeyer Family Trust, 2,644,963 shares held by Castle Creek Capital Partners III, LP ("Fund III"), 200,000 shares of performance-based restricted stock held by Mr. Eggemeyer and 76,120 additional shares held by Mr. Eggemeyer. Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the Eggemeyer Family Trust. Castle Creek Capital III LLC is the sole general partner of Fund III. Accordingly, securities owned by Fund III may be regarded as being beneficially owned by Castle Creek Capital III LLC. Eggemeyer Capital LLC ("ECap") is a controlling person of Castle Creek Capital III LLC. Accordingly, securities owned or deemed to be owned by Castle Creek

  Capital III LLC may be regarded as being beneficially owned by ECap. John M. Eggemeyer is the sole Managing Member of ECap. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by Fund III, except to the extent of his pecuniary interest therein.

  The table does not include 13,211 shares deemed to be owned by Mr. Eggemeyer through the Company's deferred compensation plan, over which Mr. Eggemeyer does not have any voting or investment power.

(4)
The following information is based on a Schedule 13G filed on February 13, 2009. Thomson Horstmann & Bryant is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Thomson Horstmann & Bryant reported having sole voting power over 2,182,850 shares and having sole dispositive power over 3,089,100 shares.

(5)
Mr. Ruh has indirect beneficial ownership of 178,610 shares of Company common stock held by two trusts of which Mr. Ruh is trustee. Mr. Ruh shares voting and investment power through Castle Creek Capital Partners III, LP ("Fund III"), of which he is a principal, with respect to 2,644,963 shares of Company common stock. Castle Creek Capital III LLC is the sole general partner of Fund III. Accordingly, securities owned by Fund III may be regarded as being beneficially owned by Castle Creek Capital III LLC. Ruh Capital LLC is a controlling person of Castle Creek Capital III LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital III LLC may be regarded as being beneficially owned by Ruh Capital LLC. Mr. Ruh disclaims beneficial ownership of the securities owned by Fund III, except to the extent of his pecuniary interest therein.

(6)
The following information is based on a Schedule 13G filed on February 9, 2009. Dimensional Fund Advisors is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 who furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional Fund Advisors reported having sole voting power over 2,621,294 shares and having sole dispositive power over 2,722,000 shares. Dimensional Fund Advisors disclaims any beneficial ownership in any of the shares reported above.

(7)
Castle Creek Capital III LLC is the sole general partner of Castle Creek Capital Partners III, LP ("Fund III"). Accordingly, securities owned by Fund III may be regarded as being beneficially owned by Castle Creek Capital III LLC. Castle Creek Capital III LLC disclaims beneficial ownership of the securities owned by Fund III, except to the extent of its pecuniary interest therein.

 BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table indicates the beneficial ownership of the Company's common stock as of March 16, 2009 by: (1) each of the Company's current directors and nominees for election; (2) the chief executive officer (the "CEO") during 2008, the chief financial officer (the "CFO") during 2008 and the three most highly compensated executive officers of the Company other than the CEO and CFO who were serving as executive officers at the end of 2008 (together as a group, "Named Executive Officers"); and (3) all current directors, nominees and executive officers of the Company as a group, based on the Company's records and data supplied by each of the current directors, nominees and executive officers.

Name or Number of Persons in Group	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class (2)
Directors and Nominees Who Are Not Named Executive Officers
G. Hank Brown Current Director and Director Nominee	4,000		*
Edward B. Cordes Current Director and Director Nominee	28,828		*
John M. Eggemeyer Current Chairman of the Board, Director and Director Nominee	3,273,583	(3)	6.2%
Stephen D. Joyce Current Director and Director Nominee	148,694	(4)	*
Gail H. Klapper Current Director and Director Nominee	12,762	(5)	*
Kathleen Smythe Current Director and Director Nominee	10,550	(6)	*
Matthew P. Wagner Current Director and Director Nominee	11,328		*
Albert C. Yates Current Director and Director Nominee	13,828		*
Named Executive Officers
Daniel M. Quinn President and Chief Executive Officer, Current Director and Director Nominee	426,852	(7)	*
Paul W. Taylor Executive Vice President, Chief Financial and Operating Officer and Secretary	133,970	(8)	*
Suzanne R. Brennan Executive Vice President, Operations and Systems	118,473	(9)	*
Sherri L. Heronema Former Executive Vice President, Administration and Human Resources	28,905		*
James K. Simons Executive Vice President and Chief Credit Officer	80,000	(10)	*
All Current Directors, Nominees and Executive Officers as a group (12 persons)	4,262,868	(11)	8.1%

*
Represents less than 1.0% of the outstanding shares of the Company's common stock calculated in accordance with Rule 13d-3 (which concerns the calculation of beneficial ownership) under the Securities Exchange Act of 1934. See footnotes (1) and (2) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days.

(2)
Based on 52,534,311 shares of Common Stock of the Company issued and outstanding as of March 16, 2009, including 1,237,978 shares of unvested restricted stock.

(3)
Includes 352,500 shares held by the Eggemeyer Family Trust, 2,644,963 shares held by Castle Creek Capital Partners III, LP ("Fund III"), 200,000 shares of performance-based restricted stock held by Mr. Eggemeyer and 76,120 additional shares held by Mr. Eggemeyer. Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the Eggemeyer Family Trust. Castle Creek Capital III LLC is the sole general partner of Fund III. Accordingly, securities owned by Fund III may be regarded as being beneficially owned by Castle Creek Capital III LLC. Eggemeyer Capital LLC ("ECap") is a controlling person of Castle Creek Capital III LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital III LLC may be regarded as being beneficially owned by ECap. John M. Eggemeyer is the sole Managing Member of ECap. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by Fund III, except to the extent of his pecuniary interest therein.

The table does not include 13,211 shares deemed to be owned by Mr. Eggemeyer through the Company's deferred compensation plan, over which Mr. Eggemeyer does not have any voting or investment power.

(4)
The table does not include 8,807 shares deemed to be owned by Mr. Joyce through the Company's deferred compensation plan, over which Mr. Joyce does not have any voting or investment power.

(5)
The table does not include 8,807 shares deemed to be owned by Ms. Klapper through the Company's deferred compensation plan, over which Ms. Klapper does not have any voting or investment power.

(6)
Includes 9,000 shares held by the Urquieta Smythe Family Trust. Ms. Smythe is the co-trustee of the Urquieta Smythe Family Trust and has shared voting and dispositive power over the securities held by the trust.

(7)
Includes 300,000 shares of performance-based restricted stock.

(8)
Includes 75,000 shares of performance-based restricted stock and 13,333 shares of time-based restricted stock.

(9)
Includes 25,000 shares of performance-based restricted stock, 13,333 shares of time-based restricted stock, 60,959 shares jointly held by Ms. Brennan and her husband and 15,000 shares held solely by her husband. Ms. Brennan has shared voting and dispositive power with respect to the 60,959 shares that are held in joint tenancy with her husband. The 60,959 shares are encumbered in a margin account held with a broker.

(10)
Includes 30,000 shares of performance-based restricted stock and 33,333 shares of time-based restricted stock.

(11)
Does not include shares held by Ms. Heronema.

 PROPOSAL 1: ELECTION OF DIRECTORS

        Size of Board.    The Bylaws of the Company provide that the authorized number of directors shall be fixed from time to time by resolution of a majority of the Board of Directors. The number of directors is currently fixed at 9 and the Board is currently composed of 9 directors.

        2008 Resignation.    William R. Farr resigned from the Board effective August 31, 2008.

        2008 Appointment.    G. Hank Brown was appointed to the Board effective October 28, 2008, upon the recommendation of the Board's Compensation, Nominating and Governance Committee (the "CNG Committee"). Mr. Brown was recommended to the CNG Committee by several non-management directors.

        Majority Vote Standard for Election of Directors.    The Company's Bylaws require that each director be elected by a majority of the votes cast with respect to such director in uncontested elections—the number of votes cast for the director nominee must exceed the number of votes cast against that nominee. In a contested election, the standard for election of directors would be a plurality of the votes cast. This year's election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the Meeting, Delaware law provides that the director would continue to serve on the Board as a "holdover director". However, under our Corporate Governance Guidelines, each director annually submits a resignation that is effective if the director fails to be elected through a majority vote. In that situation, the CNG Committee would make a recommendation to the Board about whether to reject or accept the resignation, or whether to take other action. The Board will accept the resignation unless it determines that acceptance is not in the best interests of the Company and its stockholders. The Board will take action within 90 days from the date the election results are certified, unless such action would cause the Company to fail to comply with any requirement of NASDAQ or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Company will take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly publicly disclose its decision and the rationale behind it. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the Meeting, Delaware law provides that the nominee does not serve on the Board as a "holdover director".

        Nominees.    The persons named in the following table have been recommended by the CNG Committee of the Board and approved by the Board of Directors as nominees for election to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified. Each of these persons currently serves as a director of the Company.

        With respect to the election, absent any specific instruction in the proxies solicited by the Board, the persons named as proxies will vote all proxies FOR the election of each of the Board's nominees listed below, or as many thereof as possible if any persons are nominated other than by the Board of Directors. In the event that any of the Board's nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Alternatively, the Board may reduce the size of the Board. To the best of its knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors if elected.

        The Board of Directors recommends that stockholders vote FOR the election of each of the nominees listed below.

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director
G. Hank Brown	Since June 2008, Mr. Brown has been Senior Counsel with the law firm of Brownstein Hyatt Farber Schreck. Since March 2008, he holds the Quigg and Virginia S. Newton Endowed Chair in Leadership at the University of Colorado, teaching in the political science department. From 2005 to March 2008, Mr. Brown served as President of the University of Colorado. From 2002 to 2005, Mr. Brown was the President and Chief Executive Officer of the Daniels Fund, a charitable foundation. Prior to that position, he served as President of the University of Northern Colorado from 1998 to 2002. From 1991 to 1997, Mr. Brown served as a United States Senator from the State of Colorado. From 1980 to 1991, Mr. Brown served five consecutive terms in the U. S. House of Representatives, representing Colorado's 4th Congressional District. Mr. Brown's public service also included serving in the Colorado Senate from 1972 to 1976. He served as a vice president for Monfort of Colorado for 11 years from 1969 to 1980, and holds a B.S. degree in accounting, a J.D. degree from the University of Colorado, and a Master of Law degree from George Washington University. Mr. Brown is a certified public accountant. Mr. Brown serves on the board of directors of Sealed Air Corporation, Sensient Technologies Corporation, Delta Petroleum Corporation and the Daniels Fund. Mr. Brown previously served as a director of the Company from 2004 to 2006.	69	2008

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director
Edward B. Cordes	Mr. Cordes is an owner and President of Cordes & Company, a consulting firm specializing in insolvencies and economic valuations. Mr. Cordes is also the owner and President of Cordes & Company Financial Services, Inc., which acquires troubled assets. He has been appointed the duty of Receiver or Trustee in over 100 court actions. During his 32 years as a certified public accountant, Mr. Cordes has served in senior management positions with Ernst & Young and Cooperative Service Company. He holds a B.B.A. degree from Colorado State University and an M.A. Accountancy degree from the University of Nebraska. Mr. Cordes is a member of the Association of Insolvency Accountants, National Association of Forensic Economics and National Association of Certified Valuation Analysts. He is also active in the Denver community by continued support of various charitable organizations. He is past National Chairman of the National Association of Certified Valuation Analysts and currently holds the office of president for the Colorado State Chapter.	57	2004
John M. Eggemeyer
	Mr. Eggemeyer is Chairman of the Board of the Company. From 2004 to May 2006, Mr. Eggemeyer also served as Chief Executive Officer of the Company. He is a co-founder and chief executive of Castle Creek Capital LLC, a merchant banking firm specializing in the financial services industry, and Castle Creek Financial LLC, a licensed broker/dealer. Mr. Eggemeyer is Chairman of the Board of PacWest Bancorp, and Chairman and Chief Executive Officer of White River Capital, Inc., and its wholly owned subsidiary, Union Acceptance LLC. Mr. Eggemeyer also serves as a trustee of Northwestern University and the Bishop's School in La Jolla, CA.	63	2004
Stephen D. Joyce	For the past 32 years, Mr. Joyce has been the owner and President of Supermarket Liquors, Inc., located in Fort Collins, Colorado, where he is active in the community. From 1987 to September 2005, Mr. Joyce served as a director of First MainStreet Financial, Ltd., most recently as Chairman of the Board.	60	2005

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director
Gail H. Klapper	Since 1989, Ms. Klapper has served as the Member/Director of the Colorado Forum, a statewide, bipartisan organization of chief executive officers and leading professionals who work on public policy issues related to Colorado. She is also the Managing Attorney of The Klapper Firm. In 1976, she was appointed by President Ford as a White House Fellow and Special Assistant to the Secretary of the Interior. After her term in Washington, Ms. Klapper served as a member of Colorado Governor Richard D. Lamm's Cabinet. Ms. Klapper currently serves on the Board of Maxim Series Fund, Inc. a subsidiary of Great-West Life & Annuity Insurance Company, as a Director of the National Western Stock Show Association, and as President of the Board of the Hyatt Regency at the Convention Center Authority. Ms. Klapper received her B.A. in Political Science from Wellesley College and earned a Juris Doctor degree at the University of Colorado Law School.	65	2007
Daniel M. Quinn
	Mr. Quinn is President and Chief Executive Officer of the Company. Mr. Quinn was appointed Chief Executive Officer in 2006 and President in 2007. Prior to becoming the Company's CEO, Mr. Quinn was President of Quinn Financial, LLC, a financial services company, since 2003. Previously, Mr. Quinn spent 24 years with U.S. Bancorp. From 1999 to 2003, he was Vice Chairman of Commercial Banking for U.S. Bank. Previous positions at U.S. Bank include President of U.S. Bank in Colorado (formerly Colorado National Bank). Mr. Quinn graduated from the University of Minnesota with a degree in Finance. He then attended the University of Minnesota Graduate School of Business. Since moving to Colorado from Minnesota in 1990, Mr. Quinn has been active in the Denver community, currently serving on the board for the Denver Metro Boy Scouts and the Challenge Foundation.	52	2005

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director
Kathleen Smythe	Since 2000, Ms. Smythe has been the managing member of Bosque & Smith Investments LLC, a family-owned real estate and development business. Ms. Smythe has an extensive background in investment banking and mergers and acquisitions, including serving as Managing Director and Co-head of West Coast Investment Banking for Keefe Bruyette & Woods, Inc. (2002-2004) and Managing Director, Head of Commercial Banking Practice for Putnam Lovell Securities (2000-2002). From 1986-2000, Ms. Smythe was with Banc of America Securities (formerly Montgomery Securities) where she was a Partner and Senior Managing Director in charge of the West Coast Banking Practice. Ms. Smythe received her B.A. from the University of California, Los Angeles, an M.A. from New York University and an M.I.M. in International Management from the American Graduate School of International Management. Ms. Smythe earned masters and doctorate degrees in Romance Languages from Harvard University.	55	2006
Matthew P. Wagner	Mr. Wagner has been Chief Executive Officer and a director of PacWest Bancorp since 2000. Prior to joining PacWest Bancorp in 2000, Mr. Wagner was President and Chief Executive Officer of Western Bancorp from 1996 until 1999, when Western Bancorp was acquired by U.S. Bancorp. Prior to joining Western Bancorp in 1996, Mr. Wagner served as an executive vice president with U.S. Bancorp in Minneapolis, Minnesota, from 1990 to 1996 and as a senior vice president from 1985 to 1990. Mr. Wagner holds a B.S. degree from the University of Nebraska and an M.B.A. from the University of Colorado.	52	2004
Albert C. Yates
	Dr. Yates retired in June 2003 after 13 years as President of Colorado State University. He was also Chancellor of the Colorado State University System until October 2003, and is a former member of the board of the Federal Reserve Bank of Kansas City-Denver Branch and the board of directors of First Interstate Bank. He currently serves as a director of StarTek, Inc. and Level 3 Communications. Dr. Yates also served as a director and Chairman of the Board of Centennial Bank of the West, a former subsidiary of the Company, from 2002 through 2004. Dr. Yates graduated magna cum laude from Memphis State University, with degrees in chemistry and mathematics. He earned his doctorate in theoretical chemical physics from Indiana University at Bloomington.	67	2005

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009. Representatives from Crowe Horwath are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. For further information regarding the fees charged and services provided by Crowe Horwath in 2008 and 2007 to the Company, see "Independent Registered Public Accounting Firm Fees and Services" in this Proxy Statement.

        The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009.

 CORPORATE GOVERNANCE AND BOARD COMMITTEES

        The Company is committed to maintaining good corporate governance practices. The Board regularly reviews its governance standards and procedures to ensure compliance with changing laws, rules and regulations that govern the Company's business. The Company's website at www.gnbk.com includes important information regarding Company policies and Board committee charters, including the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the Company's SEC filings and press releases.

        During 2008, the Board of Directors of the Company met nine times. The independent directors also met at least twice in executive session during 2008. Albert C. Yates presided at meetings of the independent directors as the lead director during 2008. In February 2009, Mr. Yates was elected by the independent directors to be the lead director for 2009. No incumbent director attended less than 75% of the Company's Board meetings or meetings of any committee on which he or she served during 2008. The Board's policy regarding director attendance at the Annual Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. Nine of ten directors attended the 2008 Annual Meeting of Stockholders.

        The current members of the Board of Directors' committees are as follows:

Director	Audit Committee	Compensation, Nominating and Governance Committee	Corporate Risk Committee	Executive Committee
G. Hank Brown		☒
Edward B. Cordes	☒
John M. Eggemeyer			C	C
Stephen D. Joyce		☒
Gail H. Klapper		☒
Daniel M. Quinn			☒	☒
Kathleen Smythe	☒
Matthew P. Wagner	C		☒	☒
Albert C. Yates		C

☒ = Member    C = Chair

Independence

        Seven out of the nine members of the current Board (78%) are independent directors. At least annually, the Board, with the assistance of the CNG Committee, evaluates the independence of the directors based on the independence requirements of The NASDAQ Stock Market LLC ("NASDAQ") listing standards and applicable SEC rules and regulations.

        In February 2009, the Board affirmatively determined, upon the recommendation of the CNG Committee, that each of the following directors and nominees meets the independence requirements of the NASDAQ listing standards and applicable SEC rules and regulations, including the additional independence requirements for Audit Committee membership: Messrs. Brown, Cordes, Joyce, Wagner, and Yates and Ms. Klapper and Ms. Smythe. Previously, the Board had affirmatively determined that Mr. Shraiberg met the independence requirements of the NASDAQ listing standards and applicable SEC rules and regulations, including the additional independence requirements for Audit Committee membership (Mr. Shraiberg did not stand for re-election at the 2008 Annual Meeting of Stockholders).

        In making such determinations, the Board evaluated banking, commercial, service, familial and other relationships between each director or immediate family member and their related interests and the Company, if any, including those relationships described below under "Certain Relationships and Transactions with Related Persons" in this Proxy Statement. The Board considered the following specific relationships:

  •
  Messrs. Cordes, Joyce and Yates and certain members of their immediate families and certain of their related interests are customers of and conduct banking transactions, including loans, with the Company's bank subsidiary in the ordinary course of business on customary terms.

  •
  Mr. Brown serves as a part-time, non-managerial employee of the law firm of Brownstein Hyatt Schreck LLP, which may from time to time provide legal services to the Company.

  •
  Ms. Klapper's son-in-law is a partner at the law firm of Rothgerber, Johnson & Lyons, which provides legal services to the Company. Also, Ms. Klapper serves as a board member of Maxim Series Fund, Inc., a subsidiary of Great-West Life & Annuity Insurance Company. Maxim Series Fund, Inc. provides several investment portfolios, which are investment options in the Company's 401(k) Plan.

  •
  The Company's Chairman, Mr. Eggemeyer, serves as Chairman of PacWest Bancorp, of which Mr. Wagner is the CEO.

        The Board determined that none of these relationships was material or would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit Committee

        During 2008, the Audit Committee met eleven times. The Board has determined that each member of the Audit Committee is independent. The Board has also determined that each member of the Audit Committee is financially literate and that at least one audit committee financial expert, Mr. Cordes, serves on the Audit Committee. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" included in this Proxy Statement, as well as in the Audit Committee charter. The charter of the Audit Committee was last amended as of February 11, 2009, a copy of which may be obtained on the Company's website at www.gbnk.com under the section entitled "Corporate Governance".

Compensation, Nominating and Governance ("CNG") Committee

        During 2008, the CNG Committee met seven times. The Board has determined that each member of the CNG Committee is independent. The CNG Committee reviews and makes recommendations to the Board of Directors on matters concerning nominees for positions on the Board of Directors; reviews and makes recommendations to the Board regarding the compensation of the directors and director independence; reviews and approves the compensation of the Company's chief executive officer and other executive officers; and reviews and approves the Company's incentive compensation plans and equity-based plans, 401(k) plan, deferred compensation plan(s) and other employee benefit plans. The CNG Committee also assists the Board of Directors in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices, including the review and approval or ratification of related-party transactions of the Company. The CNG Committee operates under a charter that was amended as of May 5, 2008, a copy of which may be obtained on the Company's website at www.gbnk.com under the section entitled "Corporate Governance".

        In identifying and recommending nominees for positions on the Board of Directors, the CNG Committee places primary emphasis on the criteria set forth under "Selection of Directors" in our Corporate Governance Guidelines, namely: (1) independence qualifications under the NASDAQ listing standards and other qualifications necessary for committee membership; (2) working knowledge of the banking business; (3) experience with businesses and other organizations of comparable size; (4) integrity, accomplishments and reputation in the business community; (5) current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business; (6) personal qualities and characteristics; (7) ability and willingness to commit adequate time to Board and committee matters; (8) the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (9) diversity of viewpoints, backgrounds, experience and other demographics; and (10) other factors, such as judgment, skill, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

        The CNG Committee does not set specific, minimum qualifications that nominees must meet in order for the CNG Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors and its committees. The CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider nominees for director nominated by the Company's stockholders in accordance with the Company's Bylaws. The CNG Committee will consider candidates recommended by stockholders against the same criteria as nominees not proposed by stockholders. Stockholders who wish to submit nominees for director for consideration by the CNG Committee for election at our 2010 Annual Meeting should follow the process detailed under "Stockholder Proposals and Director Nominations—2010 Annual Meeting" in the Section entitled "Other Business" in this Proxy Statement.

        For further information on the Company's processes and procedures for the consideration and determination of executive compensation, please see the sub-section entitled "Executive Compensation—Compensation Discussion and Analysis" in this Proxy Statement. For further information on the Company's processes and procedures for the consideration and determination of director compensation, please see the Section entitled "Director Compensation" in this Proxy Statement.

Corporate Risk Committee

        During 2008, the Corporate Risk Committee met five times. The Corporate Risk Committee monitors the risks that arise in the general conduct of our business. The Corporate Risk Committee's duties and responsibilities include overseeing the asset/liability management process of the Company and its subsidiaries, overseeing the Company's credit risk exposure, reviewing and approving the adequacy of the Company's loan loss reserves, reviewing legal and regulatory trends and potential exposures, overseeing the adequacy of the Company's insurance coverage and overseeing the operations risk of the Company such as the Company's business continuity and disaster recovery program, information systems security program and ACH risk exposure.

Executive Committee

        The Executive Committee supports the Board of Directors in the performance of its duties and responsibilities with respect to strategic and management matters and acts on behalf of the Board, between meetings of the Board of Directors, to the full extent permitted by law.

Compensation Committee Interlocks and Insider Participation

        During 2008, G. Hank Brown, Stephen D. Joyce, Gail H. Klapper, Kathleen Smythe and Albert C. Yates served on the CNG Committee. None of these directors was formerly an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the board of directors of any other company that has one or more executive officers serving as a member of the CNG Committee, no executive officer of the Company serves as a member of the compensation committee of the board of any other company that has one or more executive officers serving as a member of the Company's Board of Directors, and no such interlocking relationships existed during 2008.

Family Relationships

        There are no family relationships among any of the directors or executive officers of the Company.

DIRECTOR COMPENSATION

        Director compensation is reviewed by the CNG Committee, which recommends director compensation to the Board for approval. The Company's Corporate Governance Guidelines provide that a peer review of director compensation be conducted at least every three years. The CNG Committee does not regularly use an outside consultant to evaluate director compensation. In 2007, the CNG Committee requested management to conduct a competitive peer review of director compensation. Management used data from Equilar to analyze director compensation against a peer group of companies and presented its analysis to the CNG Committee. This peer group (listed below) is a group of publicly traded, financial institutions across a similar range of asset size to the Company that the Company uses to compare its financial performance against.

BancFirst Corporation	Glacier Bancorp, Inc.
Capital City Bank Group, Inc.	Hancock Holding Company
Cascade Bancorp	Hanmi Financial Corporation
Central Pacific Financial Corp.	Park National Corporation
City Holding Company	Prosperity Bancshares, Inc.
CoBiz Financial Inc.	S&T Bancorp, Inc.
PacWest Bancorp (formerly First Community Bancorp)	SVB Financial Group
First Financial Bankshares, Inc.	Umpqua Holdings Corporation
First Regional Bancorp	United Bankshares Inc.
Frontier Financial Corporation	Westamerica Bancorporation

        Based upon the review of the analysis, the CNG Committee recommended to the Board, and the Board approved, the following director compensation for non-management directors, commencing as of July 1, 2007:

  •
  Annual cash retainer of $50,000 ($70,000 for the Chairman of the Board), paid quarterly in arrears.

  •
  Additional annual cash retainer for committee chairs, $10,000 in the case of the Audit Committee, $5,000 in the case of the CNG Committee and $5,000 in the case of the Corporate Risk Committee, each paid quarterly in arrears.

        All directors are reimbursed for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and its committees.

        Directors have the option of participating in the Company's Deferred Compensation Plan, which is further described under "Deferred Compensation" in this Proxy Statement.

        In February 2009, the CNG Committee recommended, and the independent directors of the Board approved, the increase of the annual cash retainer for the Chairman of the Board to $180,000. The rationale for this increase is that the current economic environment, coupled with the ongoing executive and administrative needs of the Company, has created a considerably greater work load for Mr. Eggemeyer, and therefore has created a significant increase in Mr. Eggemeyer's time commitment to the affairs of the Company and the Board of the Directors.

 2008 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
G. Hank Brown	8,832	—	—	8,832
Edward B. Cordes	50,000	—	—	50,000
John M. Eggemeyer	75,000	(440,314)	—	(365,314)
William R. Farr	33,333	—	—	33,333
Stephen D. Joyce	50,000	—	—	50,000
Gail H. Klapper	50,000	—	—	50,000
Stephen B. Shraiberg	12,500	—	—	12,500
Kathleen Smythe	50,000	—	—	50,000
Matthew P. Wagner	60,000	—	—	60,000
Albert C. Yates	55,000	—	—	55,000

(1)
Mr. Brown was appointed to the Board effective October 28, 2008. Mr. Farr resigned from the Board effective August 31, 2008. Mr. Shraiberg did not stand for re-election at the 2008 Annual Meeting of Stockholders.

(2)
The amount above relates to 200,000 shares of performance-based restricted stock granted to Mr. Eggemeyer on August 11, 2005 in his role as CEO of the Company, which shares remained outstanding at December 31, 2008. The grant date fair value of these 200,000 shares was $2,100,000. The amount above is the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R). This amount is not affected by changes in the price of our common stock. The calculation of the amount in the table above does not include an estimate of forfeitures related to service-based vesting conditions. There were no forfeitures of restricted stock with respect to any of the directors in 2008. Compensation cost for awards containing a performance-based vesting condition is disclosed only to the extent it is probable that the performance condition will be achieved. During 2008, the Company recorded a reduction in its FAS 123R expense related to performance-based restricted stock awards, as management determined that the achievement of the performance targets was no longer probable. These expense reductions are reflected in the above table for Mr. Eggemeyer and are only related to expenses recorded since 2006 and previously reported in the 2006 Summary Compensation Table and the 2007 Director Compensation Table. Other assumptions used in the calculation of these amounts are included in footnote 2(n) to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the SEC on February 13, 2009. None of the other directors had any stock awards or option awards outstanding at December 31, 2008.

 EXECUTIVE OFFICERS

        The following table sets forth, as to each of the persons who currently serve as executive officers of the Company, such person's age, current position and the period during which such person has served in such position. Following the table is a description of each executive officer's principal occupation during the past five years.

Name	Age	Position	Year of Commencing the Position
Daniel M. Quinn	52	President and Chief Executive Officer of the Company	2006
Paul W. Taylor	48	Executive Vice President, Chief Financial and Operating Officer and Secretary of the Company	2004
Suzanne R. Brennan	58	Executive Vice President, Operations and Systems of the Company	2005
James K. Simons	52	Executive Vice President and Chief Credit Officer of the Company	2007

        Daniel M. Quinn.    Mr. Quinn is President and Chief Executive Officer and a director of the Company and holds the same positions at Guaranty Bank and Trust Company. Mr. Quinn joined the Company as a member of the Board of Directors in 2005 and was appointed Chief Executive Officer in 2006 and President in 2007. Prior to becoming the Company's CEO, Mr. Quinn was President of Quinn Financial, LLC, a financial services company, since 2003. Previously, Mr. Quinn spent 24 years with U.S. Bancorp. From 1999 to 2003, he was Vice Chairman of Commercial Banking for U.S. Bank. Previous positions at U.S. Bank include President of U.S. Bank in Colorado (formerly Colorado National Bank). Mr. Quinn graduated from the University of Minnesota with a degree in Finance. He then attended the University of Minnesota Graduate School of Business. Since moving to Colorado from Minnesota in 1990, Mr. Quinn has been active in the Denver community, currently serving on the board for the Denver Metro Boy Scouts and the Challenge Foundation.

        Paul W. Taylor.    Mr. Taylor is Executive Vice President, Chief Financial and Operating Officer and Secretary of the Company and holds the same position at Guaranty Bank and Trust Company. Mr. Taylor was appointed Chief Operating Officer in February 2009 and Secretary of the Company in March 2009. He is also a director of Guaranty Bank and Trust Company. From 2000 to 2004, he served as Chief Financial Officer of the Company's predecessor. During his 24-year banking and investment banking career, he worked for Alex Sheshunoff Investment Banking as a Director of Mergers and Acquisitions. He was also an investment banker with Century Capital Group, where he advised small businesses on M&A and financing. Mr. Taylor worked for KeyCorp for 12 years in both New York and the Rocky Mountain Region in numerous management positions and left the company as Executive Vice President and Chief Financial Officer of the Rocky Mountain Region.

        Suzanne R. Brennan.    Ms. Brennan is Executive Vice President, Operations and Systems of the Company and holds the same position at Guaranty Bank and Trust Company. Ms. Brennan also serves as a director of Guaranty Bank and Trust Company. From 2002 to 2005, she was executive vice president, manager of operations and systems of PacWest Bancorp (formerly First Community Bancorp). From 2000 to 2002, Ms. Brennan was President of Summit Consulting Group, which specialized in due diligence, operations efficiency and system conversions for financial institutions. Ms. Brennan was Executive Vice President and Manager of Operations and Systems of Western Bancorp from 1997 to 1999.

        James K. Simons.    Mr. Simons is Executive Vice President and Chief Credit Officer of the Company and holds the same position at Guaranty Bank and Trust Company. Mr. Simons also serves as a director of Guaranty Bank and Trust Company. Prior to joining the Company in early 2007, Mr. Simons spent 12 years with U.S. Bancorp in Minnesota, most recently as SVP, Senior Credit Officer, which duties included being the approval point for several of the bank's commercial lines of business and responsibility for all aspects of credit for the bank's multi-billion dollar commercial real estate portfolio and real estate subsidiaries. Prior to U.S. Bancorp, Mr. Simons served in various credit and lending positions at several community banks.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        CNG Committee—Scope of Authority.    Pursuant to its charter, among other things, the CNG Committee administers the Company's compensation program and various incentive plans, including the 2005 Stock Incentive Plan, the Executive Cash Incentive Plan and Deferred Compensation Plan. The CNG Committee reviews and approves compensation levels of members of executive management, including the five executives who are identified in the Summary Compensation Table in this Proxy Statement (whom we refer to as our "Named Executive Officers"), evaluates the performance of the executive management team (including the CEO) and considers executive management succession and related matters. The CNG Committee reviews with the Board all material aspects of compensation for the Company's executive officers. Under its charter, the CNG Committee has the authority to delegate any of its duties and responsibilities (or functions) to a subcommittee of the CNG Committee consisting of one or more members, as appropriate and to the extent permitted by law. The CNG Committee's charter also permits the approval of any equity awards to Section 16 directors and officers by a subcommittee of "non-employee directors" (as defined in Rule 16b-3 of the Securities Exchange Act of 1934).

        Compensation Philosophy and Objectives.    The first goal of our compensation program is to link a considerable portion of executive compensation (including the compensation of the CEO) to the financial performance of the Company. The CNG Committee achieves this goal by primarily tying meaningful annual bonuses and long-term performance-based awards, historically in the form of restricted stock grants, to key measures of financial performance. Through 2007, the target goals for annual bonuses as well as for long-term performance-based awards had been historically based on cash diluted earnings per share ("Cash EPS"), which is diluted earnings per share adjusted to exclude certain extraordinary charges as well as the effects of noncash expense items, including amortization of intangible assets. In 2008, the CNG Committee changed the quantitative performance measure from Cash EPS to GAAP EPS, but also added certain qualitative performance measures (as described below) with respect to the target goals for annual bonuses. In 2009, the CNG Committee continued the use of both quantitative and qualitative measures with respect to the targeted goals for annual bonuses, but decided to use multiple quantitative measures in addition to GAAP EPS.

        The second goal of our compensation program is to align the interests of our executive officers with the interests of our stockholders. We accomplish this by establishing quantitative and qualitative performance goals for incentive compensation and performance-based awards that are tied to measures that are meaningful to our stockholders.

        The third goal of our compensation program is to attract and retain highly competent executives. Our executives, and particularly our Named Executive Officers, are talented managers and they are often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. The Company does not have employment agreements with any of its executive officers. Accordingly, we seek to attract and retain our executives by setting base compensation and incentives at competitive levels and by awarding meaningful stock-based awards. The CNG Committee achieves this objective by setting base compensation and incentives at competitive levels and by awarding long-term incentives in the form of substantial stock-based awards. The CNG Committee reviews executive compensation levels paid by publicly traded financial institutions across a similar range of asset size to the Company, based on available data. The CNG Committee intends to pay total compensation at the high end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.

        We combine the compensation elements for each of our Named Executive Officers and other executive officers in a way we believe will maximize such executive's contribution to the Company. The CNG Committee has not established a policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the CNG Committee reviews and considers information and data provided by either consultants or management, including surveys or databases to which the Company subscribes, to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

        Review of Executive Compensation Program.    The CNG Committee does not regularly use an outside consultant and determined not to employ an outside consultant in 2006, 2007 and 2008. In connection with the Company becoming a publicly traded company, upon recommendation of the Company's Chairman, the CNG Committee hired ECG Advisors, LLC, an outside compensation consultant, in 2005 to conduct a competitive review of our executive compensation program. The consultant analyzed the program against the following peer group of publicly traded, comparably sized regional financial institutions (the "Initial Peer Group"):

Boston Private Financial Holdings, Inc.	Hanmi Financial Corporation
CoBiz Financial Inc.	Mid-State Bancshares (acquired by Rabobank)
CVB Financial Corp.	Prosperity Bancshares, Inc.
Fidelity Bankshares, Inc. (acquired by National City Corporation)	Sterling Bancshares, Inc.
First Charter Corporation (acquired by Fifth Third Bancorp)	Sterling Financial Corporation (pending acquisition by PNC Financial Services Group)
PacWest Bancorp (formerly First Community Bancorp)	Umpqua Holdings Corporation
Frontier Financial Corporation	Westamerica Bancorporation

        The consultant's overall finding was that our executive compensation was in line with the peer group and our compensation philosophy.

        To assist its review and evaluation of executive compensation for 2008, the CNG Committee was provided data from SNL, compiled by Castle Creek Financial, to compare the Company's executive compensation against a group of publicly traded, financial institutions across a similar range of asset size to the Company that the Company uses to compare its financial performance against. This peer group is the same group listed under "Director Compensation" in this Proxy Statement. The Company started to use this peer group in the second half of 2006.

        Components of Compensation.    The key components of our executive compensation program consist of a base salary, annual cash bonus opportunity under our Executive Cash Incentive Plan and periodic grants of time-based and performance-based restricted stock under our 2005 Stock Incentive Plan. Our executives can defer base salary through our tax-qualified 401(k) plan and can defer base salary and bonus payments and invest in our common stock through our Deferred Compensation Plan (which is not tax-qualified). In addition, we provide change-in-control severance protection to our executive officers through our Change in Control Severance Plan. We also provide certain perquisites to our executive officers, such as a car allowance, parking and long-term care and disability insurance. At least annually, the CNG Committee reviews tally sheets containing all components of compensation payable to the CEO and the other executive officers, in terms of current compensation, long-term and incentive compensation and payouts upon or following a change in control of the Company, to ensure that the compensation program is meeting the goals of the Company's compensation philosophy. The Chairman of the Board makes recommendations regarding the amount and form of compensation for the CEO, and the CEO, based upon consultation with the Chairman of the Board, makes recommendations regarding the amount and form of compensation for the other executive officers, to the CNG Committee. Based on these recommendations, the CNG Committee evaluates and determines the amount and form of compensation for the CEO and the other executive officers.

        Base Salary—The CNG Committee reviews the base salary of the CEO and the other executive officers. The CNG Committee does not tie its base salary decisions to any particular formulas, measurements or criteria, but members take into account the Company's performance, internal equity pay, individual executive performance and compensation levels paid by our peer group described above, as well as economic conditions in the Company's market area.

        Annual Cash Bonus—Pursuant to the Company's Executive Cash Incentive Plan, annual cash bonuses are paid to executives based on the achievement of pre-established quantitative and qualitative performance measures. The CNG Committee amended the plan in 2008 to add qualitative performance measures to supplement quantitative performance measures. This decision was made because the CNG Committee felt that strategically, given the financial crisis and uncertainty in the market existing at that time, there should also be an incentive for the executives to focus on qualitative aspects of the Company's performance and strategic direction. These qualitative performance measures may include or relate to, but are not limited to: the execution of strategic goals, the quality of the Company's regulatory relationships, individual contributions to the Company's performance, credit-related goals, expense management goals or such other key qualitative measures tied to current or future Company performance. Awards earned on the basis of the quantitative performance measure(s) may be increased or decreased based on the achievement of qualitative performance measures. The achievement of qualitative performance measures may result in awards even if quantitative performance measure(s) are not achieved at the threshold level and may result in awards above the maximum performance level. Likewise, non-achievement of qualitative performance measures may result in no awards even if quantitative performance measure(s) are achieved at or above the threshold level and may result in awards below the minimum threshold performance level. The CNG Committee has the authority to subjectively evaluate the achievement of qualitative performance measures and increase or decrease awards based on its evaluation. Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year.

        Stock-Based Awards—Stock-based awards granted to executive officers of the Company under our 2005 Stock Incentive Plan may be granted from time to time at the discretion of the CNG Committee upon its own determination or recommendation from either the Chairman of the Board (with respect to grants to the CEO) or the CEO (with respect to grants to other executive officer). Because of the Company's compensation philosophy of awarding long-term equity incentives (typically over a three to seven year period), the CNG Committee does not grant stock-based awards regularly to executive officers on an annual or other periodic basis. To the extent grants are made to our Named Executive Officers and other executive officers, they would typically occur in connection with an executive's hiring or during the first quarter along with the formal annual evaluation of the executives' total compensation. Additionally, grants may also coincide with promotions or the vesting of a previous grant. Other than to create performance incentives for executive officers, the CNG Committee will grant stock-based awards for recruiting and retention purposes.

        In considering whether to grant an equity award and the size of the grant to be awarded, the CNG Committee considers, with respect to each executive officer, the salary level, the contributions expected toward the growth and profitability of the Company and survey data indicating grants made to similarly situated officers at comparable financial institutions. The CNG Committee decides whether to approve the grant of equity awards, and the terms of such grant, after discussion with the Chairman of the Board (with respect to grants to the CEO) and the CEO (with respect to grants to other executive officer).

        The Company has chosen to grant time-based and performance-based restricted stock in lieu of granting stock options as future incentive compensation. The Company decided to use performance-based restricted stock instead of stock options as a major component of the incentive compensation for its executive officers because it more closely ties the incentive pay of executives to the performance of the Company and has a less dilutive effect to stockholders than stock option grants. The value of both time-based and performance-based restricted stock fluctuates directly with changes in our stock price and, with respect to performance-based restricted stock, only vests to the extent that specific financial performance targets are achieved. No vesting occurs, and the granted shares are forfeited, if the minimum or set performance target is not met. All granted shares accelerate vesting upon a change in control of the Company, as defined in the 2005 Stock Incentive Plan.

        Prior to 2006, substantially all of the grants to the Company's executive officers have been performance-based restricted stock. However, due to recruiting and retention efforts, certain of the Company's executive officers have been granted time-based restricted stock or have been granted a mix of time-based and performance-based restricted stock.

        The performance-based restricted stock grants vest, in whole or in part, based upon the achievement of long-term Cash EPS targets and the attainment of a specified regulatory management rating, which achievement is evaluated annually. The CNG Committee set the Cash EPS targets in 2005 at levels that would require consistent, high performance by the Company for several years and that would provide a meaningful return to stockholders. Upon meeting the threshold or initial Cash EPS target (assuming the regulatory rating is satisfied), 50% of the grant will vest. Thereafter, the grant will vest on a straight-line basis until either the grant fully vests or the grant expires. Any unvested shares of existing grants expire and are forfeited if the performance targets are not met by the year 2012. Upon vesting 50% of a specific grant, the recipient of the grant is entitled to receive dividends, if any, on both the vested and unvested shares underlying the grant at the same rate paid to stockholders generally. The restrictions on all the shares of performance-based restricted stock lapse, and the shares would immediately vest, upon a change in control of the Company.

        The time-based restricted stock grants generally vest in thirds on each of the second, third and fourth anniversaries of the commencement of the vesting period (typically hire date or CNG Committee approval date), and the recipient of the grant is entitled to receive dividends, if any, only with respect to the underlying shares that vest. Occasionally, the CNG Committee sets a three year vesting period, with the grant vesting in thirds on each of the first, second and third anniversaries of the commencement of the vesting period.

        401(k) Plan and Deferred Compensation Plan—Our 401(k) plan allows executives and other participants to defer a portion of their compensation, and provides a match of up to 4% of their base salaries, subject to IRS limitations. Our Deferred Compensation Plan allows executives and other key employees to defer up to 80% of their salary and up to 100% of their bonus or incentive compensation until termination or upon the occurrence of other specified events, and permits participants to elect to have deferred amounts deemed to be invested in various investment funds or Company common stock.

        Change in Control Protection—The Company adopted a Change in Control Severance Plan, which provides for severance compensation for our executive officers in the event of termination without cause or for good reason within two years following a change in control. The purpose of the plan is to assist in recruiting, encourage retention and minimize the uncertainty and distraction caused by the current climate of bank acquisitions, and to allow our executive officers to focus on performance by providing transition assistance if there is a change in control. In addition, the plan is intended to align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment. The Company believes that change in control arrangements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive's personal wealth. Therefore, the severance plan requires that there be both a change in control and an involuntary termination without "cause" or a voluntary termination for "good reason", which is often referred to as a "double-trigger". The double-trigger ensures that the Company will become obligated to make payments under the severance plan only if the executive is actually or constructively discharged as a result of the change in control. In addition, under the Company's 2005 Stock Incentive Plan, all granted equity awards fully vest upon a change in control. The Company determined that accelerated vesting is appropriate under this circumstance as a means to attract and retain executives in light of the uncertainty regarding consolidation in the banking sector. For more information on the severance plan, please see "Potential Payments on Termination or Change of Control" in this Proxy Statement.

        2008 Executive Compensation.    The CNG Committee reviewed and evaluated all components of compensation with respect to the executive officers for 2008.

        CEO Compensation.    Mr. Quinn was hired as CEO in May 2006 and given the additional title of President as of January 1, 2007. At the time Mr. Quinn was hired as CEO, the Board and CNG Committee, in determining and approving Mr. Quinn's compensation package, considered Mr. Quinn's level of qualifications and experience and the compensation levels of the Company's then existing executive officers. In addition, at such time, the Company's management performed a comparative review of CEO compensation against the Initial Peer Group. It was the CNG Committee's intent to position the base salary, annual bonus and stock-based award components of Mr. Quinn's compensation generally at or above the median of this group but below the 75th percentile. At the time Mr. Quinn was hired, the Company entered into an employment agreement with Mr. Quinn, which provided certain severance benefits upon a covered termination of employment within two years following a change in control. The employment agreement was subsequently terminated in late 2006 in connection with the Company's adoption of the Change in Control Severance Plan. In February 2008, based upon an evaluation performed by the Chairman of the Board, the CNG Committee reviewed and evaluated Mr. Quinn's performance and compensation. Such evaluation included the review of the peer group executive compensation data from SNL, compiled by Castle Creek Financial. Based upon such evaluation, the CNG Committee determined not to change either Mr. Quinn's base salary compensation or his participation levels under the Executive Cash Incentive Plan for 2008 (see "Annual Bonus" below). In addition, the CNG Committee did not grant any equity awards to Mr. Quinn. In making these decisions, the CNG Committee felt that Mr. Quinn's overall compensation package continued to be sufficiently adequate in light of the Company's compensation philosophy, the comparison to the compensation of other CEOs within the Company's peer group and the internal equity pay vis-à-vis the other executive officers.

        Base Salary—Other Executive Officers.    The CNG Committee reviewed the base salaries of the other executive officers in February 2008. Based upon the recommendations of the CEO, the CNG Committee determined to increase 2008 base salaries for executive officers other than the CEO. These salary increases were granted because of the individual accomplishments of each of the executives, the fact that several of the executives had not received a base salary increase since either 2004 or 2005, to maintain competitive compensation levels, and the CEO's, Chairman of the Board's and CNG Committee's desire to maintain a strong executive team.

        Annual Bonus.    In February 2008, the CNG Committee also determined the participation levels and the annual GAAP EPS target (the quantitative performance measure), as well as certain qualitative performance measures under our Executive Cash Incentive Plan for 2008. Participation levels are expressed as a percentage of base salary for each of the "threshold", "target" and "maximum" quantitative performance levels. Under the plan, awards earned or not earned on the basis of the quantitative performance measure(s) may be increased or decreased based on the achievement of qualitative performance measures.

        Quantitative Performance Measure.    For 2008, the quantitative performance measure was GAAP EPS and the target was established at $0.32, and threshold and maximum performance levels were set at 90% and over 100% of the GAAP EPS target, respectively. The following are the participation levels that were approved for 2008 (mathematical interpolation is used to calculate the bonus for achievement between the participation levels established below):

Achievement Level
Executive Officer	Threshold Performance— 90% of GAAP EPS Target	Target Performance— 100% of GAAP EPS Target	Maximum Performance— Over 100% of GAAP EPS Target
CEO	50% of Base Salary	100% of Base Salary	Committee Discretion
Other Executive Officers	40% of Base Salary	80% of Base Salary	CEO/Committee Discretion

        For 2008, the Company did not achieve the quantitative performance measure threshold (90% GAAP EPS target) under the Executive Cash Incentive Plan.

        Qualitative Performance Measure.    In addition to the quantitative performance measure, the CNG Committee established the following qualitative performance measures for 2008:

  (1)
  Overall execution of the strategic repositioning of the Company, including:

    •
    Achieving growth initiatives or goals for the following departments (dollar amounts are year end results)—middle market ($130 million in loans and $9 million in deposits), real estate capital markets ($279 million in loans and $115 million in deposits), energy ($146 million in loans and $14 million in deposits) and consumer and small business (no specific numerical goals established)

    •
    Continuing to reduce the Company's cost base, with a goal of $64.5 million or less in operating expenses (excluding amortization)

    •
    Strengthening the Company's credit culture and credit discipline

    •
    Reducing the Company's risk profile by diversifying the loan portfolio and reducing construction, land development and land loans

    •
    Developing and training management

  (2)
  Maintain strong regulatory relationships

  (3)
  Individual contributions to the Company's performance

        For 2008, the CNG Committee determined, upon consultation with the Chairman of the Board (with respect to the CEO and the other executive officers) and the CEO (with respect to the other executive officers), that the executives achieved, and in some cases, exceeded, substantially all of the goals and expectations under the above qualitative performance measures. As a result of the achievement of these qualitative performance measures, the CNG Committee awarded bonuses to each of the executive officers, despite the fact that the quantitative performance measure was not achieved. Particularly in a year like 2008, with the financial and economic crisis afoot, the CNG Committee believed that significant weighting should be given to the proper strategic positioning and internal operation of the Company in addition to the Company's financial results. Each of the executive officers' bonuses was 10-15 percentage points below his or her respective threshold participation level used in connection with the achievement of the quantitative performance measure (see above table), except with respect to the bonus for Mr. Simons. In awarding a higher bonus level at 51% of his base salary, the CNG Committee in particular felt that Mr. Simons, the Company's Chief Credit Officer, had accomplished a tremendous amount of success in strengthening the Company's credit culture and credit discipline as well as managing the Company's overall credit portfolio.

        Stock-Based Awards.    In 2005 (with respect to Mr. Taylor and Ms. Brennan), 2006 (with respect to Mr. Quinn and Ms. Heronema) and 2007 (with respect to Mr. Simons), the CNG Committee made long-term incentive grants of time-based and/or performance-based restricted stock to the executive officers. The CNG Committee made these grants in connection with the hiring of the executive officers, with the purpose to either recruit or enhance retention of the executives and in each case to provide additional incentives to such officers to improve performance and ultimately increase stockholder value.

        With respect to the performance-based restricted stock grants, none of the grants has vested, in part or in whole. The CNG Committee set the Cash EPS targets at a level that reflected the Company's internal, confidential business plan at the time the targets were established (in 2005). Based on management's analysis completed in the third quarter of 2008, management determined that it was not probable that the Company would meet any of the Cash EPS targets on or before December 31, 2012.

        In February 2008, the CNG Committee, in conjunction with the overall evaluation of the compensation of the executive officers and based upon the recommendation of the CEO, approved the grant of 20,000 shares of time-based restricted stock, with a three year vesting period, to each of the executive officers other than the CEO. These grants were primarily made on the basis of retention, with the CEO's, Chairman of the Board's and CNG Committee's desire to continue to maintain a strong executive team.

        2009 Executive Compensation.    The CNG Committee reviewed all components of executive compensation in February 2009. The base salaries of the executive officers were not increased, other than that of the CFO, Mr. Taylor. Based on the recommendation of the CEO, the CNG Committee approved an increase in the annual base salary of Mr. Taylor to $300,000 in connection with his assumption of the additional title of Chief Operating Officer (COO), including assuming additional duties such as overseeing the Company's back office operations, human resources, risk management and compliance functions. Additionally, pursuant to the Executive Cash Incentive Plan, the CNG Committee established several quantitative performance measures in addition to qualitative performance measures with respect to the 2009 target goals for annual bonuses.

        Statement Regarding Deductibility.    Under Internal Revenue Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to the CEO or to any of the other three most highly compensated executive officers (other than the CFO) exceeds $1 million in any one tax year. The deduction limit does not apply to payments that qualify as "performance-based" provided certain requirements are met, including receipt of stockholder approval. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock awards (other than performance-based stock and performance-based stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The CNG Committee believes that all performance-based stock granted under the 2005 Stock Incentive Plan meet these conditions. Generally, it is the intent of the CNG Committee to structure the Company's cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. However, the CNG Committee reserves the discretion to make payments or stock-based awards that are not tax deductible.

Compensation Committee Report

        The CNG Committee, which is composed solely of independent directors of the Board, operates under a charter that was amended as of May 5, 2008, a copy of which may be obtained on the Company's website at www.gbnk.com under the section entitled "Corporate Governance". One of the roles of the CNG Committee is to review and approve the compensation of the Company's chief executive officer and other executive officers.

        The CNG Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

  Submitted By the Compensation, Nominating and
  Governance Committee of the Board of Directors

  Albert C. Yates, Chairman
  G. Hank Brown
  Stephen D. Joyce
  Gail H. Klapper

Summary Compensation

        The following table sets forth the compensation for the persons who served as CEO and CFO during 2008 and for each of the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2008. These persons are referred to collectively as the "Named Executive Officers".

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)

Daniel M. Quinn President and Chief Executive Officer	2008 2007 2006	450,000 450,000 281,250	175,000 — 283,562	(589,440 158,485 608,003)	31,871 31,702 30,690	67,431 640,187 1,203,505
Paul W. Taylor Executive Vice President, Chief Financial and Operating Officer and Secretary	2008 2007 2006	275,000 250,000 250,000	82,500 — 62,500	(138,944 15,891 149,222)	34,147 32,490 26,642	252,703 298,381 488,364
James K. Simons Executive Vice President and Chief Credit Officer	2008 2007 2006	247,000 187,500 N/A	125,000 75,452 N/A	69,022 69,624 N/A	21,237 46,322 N/A	462,259 378,898 N/A
Sherri L. Heronema Former Executive Vice President, Human Resources and Administration	2008 2007 2006	210,000 180,000 N/A	52,500 — N/A	142,378 116,212 N/A	26,820 25,477 N/A	431,698 321,689 N/A
Suzanne R. Brennan Executive Vice President, Operations and Systems	2008 2007 2006	220,000 200,000 200,000	55,000 — 50,000	52,929 201,665 246,108	26,924 26,015 25,294	354,853 427,680 521,402
(1)
Mr. Quinn was appointed CEO as of May 16, 2006 and President as of January 1, 2007. Mr. Taylor was appointed Chief Operating Officer as of February 10, 2009. Mr. Simons joined the Company as of March 1, 2007. Ms. Heronema joined the Company as of July 24, 2006 and was not a Named Executive Officer for 2006. Ms. Heronema departed the Company as of February 15, 2009.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for each of the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123R, and thus may include amounts from awards granted in and prior to such years. This amount is not affected by changes in the price of our common stock. There were no forfeitures of restricted stock with respect to any of the Named Executive Officers in 2008, 2007 or 2006. The calculation of the amounts in the table above does not include an estimate of forfeitures related to service-based vesting conditions. Compensation cost for awards containing a performance-based vesting condition is disclosed only to the extent it is probable that the performance condition will be achieved. During 2008 and 2007, the Company recorded reductions in its FAS 123R expense related to performance-based restricted stock awards, as management determined that the achievement of certain performance targets was no longer probable. These expense reductions are reflected in the above table for the years 2008 and 2007 and are only related to expenses recorded since 2006 and previously reported in the 2007 and 2006 Summary Compensation Tables. Other assumptions used in the calculation of these amounts are included in footnote 2(n) to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company's

  Annual Report on Form 10-K filed with the SEC on February 13, 2009. With respect to Mr. Quinn, the 2006 amount includes $596,889 relating to 300,000 shares of performance-based restricted stock granted to him in 2006 in his role as CEO of the Company and $11,114 relating to 1,852 shares of time-based restricted stock granted to him in 2005 (and which vested in 2006) in his role as a director of the Company.

(3)
The 2006 amount reported above for Mr. Quinn includes $13,450 in director fees earned or paid in cash prior to becoming CEO. The following table sets forth the components of all other compensation reported above for the Named Executive Officers in 2008.

2008 All Other Compensation

Name	Perquisites/ Personal Benefits ($)(a)	Company Contributions to 401(k) Plan ($)	Total ($)

Daniel M. Quinn	22,671	9,200	31,871
Paul W. Taylor	25,797	8,350	34,147
James K. Simons	13,974	7,263	21,237
Sherri L. Heronema	18,420	8,400	26,820
Suzanne R. Brennan	20,199	6,725	26,924
    (a)
    The amounts reported above relate to the following perquisites or personal benefits: car allowance, premiums for executive long-term care and disability insurance, parking and cell phone reimbursements.

(4)
The 2006 amount reported above for Mr. Quinn includes his total director compensation of $24,564 earned prior to becoming CEO.

Equity and Non-Equity Incentive Compensation

        The following three tables present, with respect to the Named Executive Officers, plan-based grants made in 2008, outstanding equity awards at the end of 2008 and stock vested in 2008.

2008 Grants of Plan-Based Awards

		Opportunity Under Annual Non-Equity Incentive Plan(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
	Grant Date of Equity Awards							Grant Date Fair Value of Stock Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)

Daniel M. Quinn		225,000	450,000	450,000	—	—	—	—
Paul W. Taylor	2/11/2008	110,000 —	220,000 —	220,000 —	— 20,000	— 20,000	— 20,000	— 125,600
James K. Simons	2/11/2008	98,800 —	197,600 —	197,600 —	— 20,000	— 20,000	— 20,000	— 125,600
Sherri L. Heronema	2/11/2008	84,000 —	168,000 —	168,000 —	— 20,000	— 20,000	— 20,000	— 125,600
Suzanne R. Brennan	2/11/2008	88,000 —	176,000 —	176,000 —	— 20,000	— 20,000	— 20,000	— 125,600
(1)
This portion of the table covers the Company's Executive Cash Incentive Plan.

(2)
Under the Company's Executive Cash Incentive Plan for 2008, the Board's CNG Committee or the CEO (other than for himself) had the ability to award, at its or his discretion, the Named Executive Officers an amount exceeding the possible payouts listed above if the performance target under the plan was exceeded.

(3)
Each of the Named Executive Officers other than Mr. Quinn was granted 20,000 shares of time-based restricted stock. Please refer to the "Compensation Discussion and Analysis" Section above for a discussion of the vesting, the applicability of dividends and other terms regarding such awards.

2008 Outstanding Equity Awards at Fiscal Year-End

	Stock Awards

			Performance Based Equity Incentive Plan Awards:

Name	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)	Number of Unearned Shares (Unvested) (#)(2)	Market Value of Unearned Shares (Unvested) ($)

Daniel M. Quinn	N/A	N/A	150,000	300,000
Paul W. Taylor	20,000	40,000	37,500	75,000
James K. Simons	50,000	100,000	15,000	30,000
Sherri L. Heronema(3)	50,000	100,000	N/A	N/A
Suzanne R. Brennan	20,000	40,000	12,500	25,000
(1)
With respect to each of Mr. Taylor's, Ms. Brennan's and Mr. Simons' 20,000 shares of time-based restricted stock, 6,667 shares vested on February 11, 2009, 6,666 shares vest on February 11, 2010 and 6,667 shares vest on February 11, 2011. With respect to Mr. Simons' remaining 30,000 shares of time-based restricted stock, 10,000 shares vested or vest on each of March 1, 2009, 2010 and 2011.

(2)
Represents shares of performance-based restricted stock at the "threshold" performance level. Each of Mr. Quinn, Mr. Taylor, Ms. Brennan and Mr. Simons hold a total of 300,000, 75,000, 25,000 and 30,000 shares, respectively, of performance-based restricted stock, none of which has vested. Please refer to the "Compensation Discussion and Analysis" Section above for a discussion of the performance targets, vesting, the applicability of dividends and other terms regarding such awards.

(3)
With respect to Ms. Heronema's 20,000 shares of time-based restricted stock, 6,667 shares vested on February 11, 2009, 6,666 shares were scheduled to vest on February 11, 2010 and 6,667 shares were scheduled to vest on February 11, 2011. With respect to Ms. Heronema's remaining 30,000 shares of time-based restricted stock, 15,000 shares were scheduled to vest on each of July 24, 2009 and 2010. Because Ms. Heronema departed the Company as of February 15, 2009, her remaining unvested 43,333 shares were forfeited.

2008 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Sherri L. Heronema	15,000	73,050
Suzanne R. Brennan	16,667	99,835

Deferred Compensation

        The Company maintains a Deferred Compensation Plan for a select group of management or highly compensated employees and non-employee members of the Board. The plan, which is meant to be an unfunded deferred compensation plan, is intended to be exempt from certain requirements of the Employee Retirement Income Security Act of 1974. The plan allows the participants to defer up to 80% of their salary and up to 100% of their bonus or incentive compensation, and up to 100% of cash fees in the case of directors, until termination or upon the occurrence of other specified events (e.g., disability, previously specified dates, and unforeseeable emergencies). Generally, once a participant makes an election regarding the time of his or her deferred compensation payout, he or she may only modify that election if such modification occurs at least one year before the payout would begin if not modified and does not cause any amounts to be paid to the participant for at least five years after the payout would have begun if not modified. The plan permits participants to elect to have deferred amounts deemed to be invested in a variety of publicly available, unaffiliated mutual funds or Company common stock (deemed investments in Company common stock may not be reallocated to other deemed investments). The plan does not guarantee any minimum rate of return, and returns are determined solely by the performance of the participant's investments. Participation in the plan is voluntary and participants may change their elections annually, or otherwise as permitted by the plan and applicable regulations governing the deferred tax treatment of the plan. The Company pays all applicable fees and expenses relating to the administration of the plan and may, in its sole discretion, make additional contributions to participants' accounts. No such contributions were made to the accounts of Named Executive Officers in 2008.

2008 Nonqualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Paul W. Taylor	—	—	(132,923)	34,871	72,316
Suzanne R. Brennan	—	—	(19,189)	—	10,153

Potential Payments on Termination or Change in Control

        Change in Control Severance Plan.    The Company has a Change in Control Severance Plan (CIC Plan), of which the executive officers of the Company are participants.

        The CIC Plan is a "double trigger" program, meaning payments are made only if the employee is terminated without cause or for good reason within the two years following a change in control. Under those circumstances, the Company will (i) provide or pay, as the case may be, the participant (A) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the participant is terminated, and (B) a designated multiple of the participant's annual compensation (annual base salary plus the average annual bonus for the two most recent years) and (ii) provide the participant and his or her dependents with medical, dental and vision coverage for the number of years corresponding to the participant's severance multiple, unless the participant obtains other health coverage. If a participant is subject to any excise tax imposed under Section 4999 of the Internal Revenue Code by reason of a change in control, then the Company will pay to the participant an amount as specified in the CIC Plan, subject to a potential severance cutback (i.e., if the amounts payable to the participant do not exceed 110% of the greatest amount that could be paid to him without triggering the excise tax, then the amount payable will be reduced to that amount). In consideration for the severance, a participant will be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant's severance multiple. In addition, any participant with a severance multiple greater than 2 will be subject to a non-competition covenant for two years following any termination of his or her employment. Mr. Quinn has a severance multiple of 3 and each of the other executive officers has a severance multiple of 2. The Plan is administered by the Company's Compensation, Nominating and Governance Committee. Under the CIC Plan:

  •
  a "Change in Control" generally means (1) a change in the majority control of the Company; (2) a change in the majority (two-thirds under the 2005 Stock Incentive Plan) control of the Company's Board of Directors; or (3) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company's shareholders do not hold at least 55% (70% under the 2005 Stock Incentive Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (two-thirds under the 2005 Stock Incentive Plan) of the board of directors of the resulting company.

  •
  "Good Reason" generally means (1) the executive is assigned duties inconsistent with his position and present responsibilities; (2) the executive's base salary is reduced or benefits are significantly reduced; (3) the executive is terminated other than for Cause (see below); or (4) the executive is required to be based more than 30 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination do not generally constitute Good Reason.

  •
  "Cause" generally refers to (1) an executive's intentional, continued failure to perform his duties for reasons other than physical or mental illness; (2) an intentional illegal act or gross misconduct demonstrably injurious to the Company to more than a minimal extent; (3) an intentional act of fraud, embezzlement or theft in connection with the business of the Company; (4) a felony or a misdemeanor involving moral turpitude; or (5) an intentional breach of corporate fiduciary duty involving personal profit.

        2005 Stock Incentive Plan.    Under the 2005 Stock Incentive Plan, any unvested equity awards fully vest on a change in control. No termination of employment is required. The differences between the definition of "Change in Control" under the 2005 Stock Incentive Plan and the definition under the CIC Plan are noted in the first bullet point above.

        Employee Severance Pay Plan.    This plan generally provides certain benefits to both salaried and hourly part-time and full-time employees ("eligible employees") whose employment is involuntarily terminated because of layoffs, permanent reductions in force, cutbacks in business, the discontinuance of all or any part of the Company's operations or the elimination of an eligible employee's job resulting from a change in the company's business (organizational or otherwise) or from the Company's acquisition of, or merger with, another financial institution. Benefits provided under the plan include a (i) basic severance benefit in which eligible employees receive compensation equal to one pay period based on, for salaried employees, the employee's weekly base salary or, for hourly employees, the employee's hourly wage multiplied by the number of hours that employee is scheduled to work; and (ii) a supplemental severance benefit. The supplemental severance benefit provides employees with less than one year of continuous service with four weeks of salary, and employees with one or more year of continuous service with four weeks of salary and one additional week of salary for each full year of service beginning with the first year. In addition, the plan provides eligible employees at the senior vice president level with a minimum severance payment of twelve weeks and eligible employees at the executive vice president level with a minimum severance payment of sixteen weeks. This plan is not available to executive officers to the extent that their terminations are covered by the CIC Plan.

        Generally Available Benefits and Deferred Compensation.    The Company provides limited termination benefits on a non-discriminatory basis to salaried employees generally. These payments and benefits include accrued salary and vacation pay and distributions of previously vested plan balances under the Company's 401(k) plan. Under the Company's 401(k) plan, upon a change in control, any unvested Company contributions would fully vest. In addition, termination could result in distributions of balances under the Company's Deferred Compensation Plan, which are fully vested. See the "Deferred Compensation" section in this Proxy Statement.

        Quantification of Potential Payments.    The following table sets forth the potential payments that may be made to Named Executive Officers upon a termination, a change in control, or a termination after a change in control. The amounts reflected in the table below are based on the assumptions that the Named Executive Officer was terminated on December 31, 2008 and/or a change in control occurred as of December 31, 2008.

Name	Target Annual Bonus ($)(1)	Severance ($)(1)	Continuation of Medical/Welfare Benefits ($)(1)	Excise Tax Payment ($)(1)	Acceleration of Unvested Stock Awards ($)(2)	Total ($)

Daniel M. Quinn
Voluntary Termination	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	138,462	0	0	0	138,462
Change in Control	0	0	0	0	600,000	600,000
Termination without Cause or for Good Reason after Change in Control	450,000	2,025,000	39,145	1,038,849	600,000	4,152,994
Paul W. Taylor
Voluntary Termination	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	84,615	0	0	0	84,615
Change in Control	0	0	0	0	190,000	190,000
Termination without Cause or for Good Reason after Change in Control	220,000	612,500	22,067	0	190,000	1,043,567
James K. Simons
Voluntary Termination	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	76,000	0	0	0	76,000
Change in Control	0	0	0	0	160,000	160,000
Termination without Cause or for Good Reason after Change in Control	150,904	810,000	32,537	479,588	160,000	1,819,829
Sherri L. Heronema
Voluntary Termination	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	64,615	0	0	0	64,615
Change in Control	0	0	0	0	100,000	100,000
Termination without Cause or for Good Reason after Change in Control	168,000	521,917	0	0	100,000	789,917
Suzanne R. Brennan
Voluntary Termination	0	0	0	0	0	0
Involuntary Termination before Change in Control	0	67,692	0	0	0	67,692
Change in Control	0	0	0	0	90,000	90,000
Termination without Cause or for Good Reason after Change in Control	176,000	490,000	22,182	0	90,000	778,182
(1)
The amounts shown in the first four columns of the above table in the "Termination without Cause or for Good Reason after a Change in Control" row are based on the following assumptions and provisions of the CIC Plan:

•
Covered terminations.  The table assumes a termination of employment that is eligible for severance under the terms of the CIC Plan, based on the Named Executive Officer's compensation and benefits at December 31, 2008. Eligible terminations include an involuntary termination for reasons other than cause, or a voluntary termination by the executive for good reason, within two years following the change in control.

  •
  Target annual bonus.  Represents the target annual bonus for 2008. This payment would be a lump sum payment. If the Named Executive Officer were to be terminated at any other time during the year, the target annual bonus would be pro-rated through the date of termination.

  •
  Cash severance payment.  Represents two times (three times for Mr. Quinn) the sum of 2008 annual base salary and the average annual bonus for the two most recent years. This payment would be a lump sum payment.

  •
  Continuation of medical and welfare benefits.  Represents the present value of the CIC Plan's guarantee for two years (three years for Mr. Quinn) following a covered termination of continued coverage equivalent to the Company's current active employee medical, dental and vision benefits. The following standard actuarial assumptions were used to calculate each individual's medical and welfare benefits: a 1.63% discount rate and an assumed annual COBRA rate of $13,423 for Mr. Quinn, $10,749 for Mr. Taylor, $16,566 for Mr. Simons, $11,537 for Ms. Heronema and $11,318 for Ms. Brennan.

  •
  Excise tax payment.  Upon a change in control, participants in the CIC Plan may be subject to certain excise taxes under Section 4999 of the Internal Revenue Code. Under the CIC Plan, the Company has agreed to reimburse the affected participants for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursements for the excise taxes, subject to a potential 10% severance cutback. The amounts in the table are based on an excise tax rate of 20% and a 35% federal income tax rate net of state benefit plus a 1.45% Medicare tax rate and 4.63% state income tax rate. Ms. Heronema's payments were subject to the 10% severance cutback, whereby a total of $64,694 was cutback, with $22,611 first deducted from the medical and welfare benefits and $42,083 deducted from the severance payment.

(2)
Amounts represent unvested restricted stock. On a change in control, all equity awards under the 2005 Stock Incentive Plan would fully vest. No termination of employment is required to receive this benefit.

(3)
The values provided in the "Involuntary Termination before Change in Control" row assume that (i) the executive met all relevant criteria under the Employee Severance Pay Plan (described above); (ii) the termination occurred on December 31, 2008; and (iii) the executive received the 16-week minimum severance payment. The plan is not available to the executive to the extent he or she is covered by the CIC Plan.

REPORT OF THE AUDIT COMMITTEE

        The role of the Audit Committee is to (i) assist Board oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications and independence and (d) the performance of the independent auditors and the Company's internal audit function; (ii) decide whether to appoint, retain or terminate the Company's independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (iii) prepare this Report. The Board has determined, upon recommendations from the CNG Committee, that each member of the Audit Committee is financially literate and that at least one member, Mr. Edward B. Cordes, is qualified as an audit committee financial expert, in each case in accordance with the rules of the SEC and the listing standards of NASDAQ.

        The Audit Committee operates pursuant to a written charter that was amended as of February 11, 2009. A copy of the Audit Committee charter may be obtained on the Company's website at http://www.gbnk.com under the section entitled "Corporate Governance". As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

        The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2008 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors' independence.

        Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for 2008 be included in its Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Matthew P. Wagner, Chairman
Edward B. Cordes
Kathleen Smythe

 CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related-Party Transactions Policy

        The Company's Board of Directors has adopted a written policy ("Policy") governing the approval of Related-Party Transactions. "Related-Party Transactions" include any transaction, or any amendment or modification to a transaction, involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers. The Policy prohibits all Related-Party Transactions, unless they are approved or ratified by the CNG Committee in accordance with the Policy. Under the Policy, the Corporate Secretary, in consultation with management and outside counsel, analyzes all potential Related-Party Transactions brought to the attention of the Company to determine whether they constitute Related-Party Transactions. If the Corporate Secretary determines a transaction constitutes a Related-Party Transaction, the CNG Committee will then review the transaction to determine whether to approve or ratify it. In making its determination, the CNG Committee considers several factors including, but not limited to, whether the terms of the Related-Party Transaction are fair to the Company; whether the Company has compelling business reasons to enter into the transaction; whether the transaction will impair the independence of an outside director; and whether the transaction presents an improper conflict of interest for any directors or executive officers of the Company. Members of the CNG Committee having an interest in a transaction under review must abstain from voting on the approval of the Related-Party Transaction, but may, if the Chairperson of the CNG Committee so requests, participate in the CNG Committee's discussions of the transaction.

Certain Relationships and Related-Party Transactions

        John M. Eggemeyer, the Company's Chairman of the Board, is a co-founder and chief executive of Castle Creek Financial LLC. The Company is party to an agreement with Castle Creek pursuant to which Castle Creek is engaged as the exclusive financial advisor to the Company and any entities the Company may form, acquire or invest in, in connection with any effort by the Company to acquire or invest in other financial institutions, effect a sale of the Company or a material amount of the Company's assets or pursue a financing or recapitalization transaction. Either party may terminate the agreement at any time upon 30 days written notice without penalty. In December 2007, the CNG Committee reviewed the agreement and determined that no changes were necessary. In 2008, the Company did not pay any fees to, or reimburse any expenses of, Castle Creek, other than the reimbursement of expenses of Mr. Eggemeyer in his capacity as a director of the Company.

        The Company's bank subsidiary, Guaranty Bank and Trust Company, is party to a lease agreement with Stagecoach Stop, LLC pursuant to which it leases from Stagecoach a building housing one of its branches. William R. Farr, a former director of the Company who resigned as of August 31, 2008, is the manager of and holds a 16.67% membership interest in Stagecoach. Pursuant to the lease, the bank paid Stagecoach rent in the aggregate amount of approximately $170,610 in 2008 (with Mr. Farr's interest, without regard to profit or loss, being approximately $28,441). The lease expires on December 31, 2011, with an option to renew for a five-year term. Assuming the Company elects to renew the lease for an additional five-year term and there are no further rent increases, the remaining rental payments (from 2009 to 2017) by the Company would aggregate approximately $1,535,490 (with Mr. Farr's interest, without regard to profit or loss, being approximately $255,966).

        Ms. Klapper's son-in-law is a partner at the law firm of Rothgerber Johnson & Lyons LLP, which provides legal services to the Company and with whom the Company has had a long-standing relationship. In 2008, the Company paid the law firm approximately $297,044, which we have been advised does not exceed 5% of the law firm's gross revenues. Ms. Klapper does not share the same household with her daughter and son-in-law.

        Certain directors and executive officers and corporations and other organizations associated with them and members of their immediate families were customers of and had banking transactions, including loans, with the Company's subsidiary banks in the ordinary course of business in 2008. These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with persons not related to the Company. These transactions did not involve more than the normal risk of collectability or present other unfavorable features. The Company expects its subsidiary banks to have banking transactions with such persons in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        The Audit Committee has reappointed Crowe Horwath LLP (formerly Crowe Chizek and Company LLC) ("Crowe Horwath") as the independent registered public accounting firm to audit the financial statements of the Company for 2009. In 2007, the Audit Committee dismissed KPMG LLP ("KPMG") and appointed Crowe Horwath as the independent registered public accounting firm to audit the financial statements of the Company (see further description below).

Fees and Services

        The following is a description of fees paid or payable by the Company to its independent registered public accounting firms relating to the audit of the Company's 2008 and 2007 consolidated financial statements and the fees for other professional services billed to the Company for 2008 and 2007:

        Audit Fees:    The following table sets forth the audit fees for 2008 and 2007:

Audit Services	2008	2007
Audit of consolidated financial statements	$421,500	$476,500
Review of quarterly financial statements	125,000	133,000
Review of registration statements and issuance of consents	13,500	18,500

Total audit fees	$560,000	$628,000

        With respect to the review of registration statements and issuance of consents for 2008, $10,000 was related to KPMG's review of the Company's 2008 Form 10-K and the issuance of its consent included in that Form 10-K. With respect to the review of quarterly financial statements for 2007, $33,000 was related to KPMG's review of the Company's first quarter financial statements. With respect to the review of registration statements and issuance of consents for 2007, $15,000 was related to KPMG's review of the Company's 2007 Form 10-K and the issuance of its consent included in that Form 10-K.

        Audit-Related Fees:    Audit-related fees of $34,819 were billed to the Company by Crowe Horwath for the year ended December 31, 2008 related to due diligence and no audit-related fees were billed for the year ended December 31, 2007.

        Tax Fees:    The aggregate tax fees billed to the Company by Crowe Horwath for the year ended December 31, 2008 totaled $37,950, which included fees for the preparation of the Company's 2007 tax returns and various other tax compliance matters, including Section 280G calculations and assistance with other tax research and review. The aggregate tax fees billed to the Company by Crowe Horwath for the year ended December 31, 2007 totaled $116,900, which included fees for the preparation of the Company's 2006 tax returns and various other tax compliance matters, including Section 280G calculations, assistance with Form 3115, tax matters related to the discontinued operations and subsequent sale of Collegiate Peaks and various other tax research and review. Services relating to $73,000 of the 2007 tax fees were rendered by Crowe Horwath prior to such firm being appointed as the Company's independent registered public accounting firm.

        All Other Fees:    For the year ended December 31, 2007, $7,600 was billed to the Company by KPMG for fees related to the change in accounting firms, including the review of the related Form 8-K filed by the Company and coordination with Crowe Horwath. No other fees were billed to the Company for the years ended December 31, 2008 and 2007.

        Pre-Approval Policies and Procedures:    The Audit Committee requires advance approval by the Audit Committee of all audit, audit-related, tax and other services performed by the independent auditor. In 2008 and 2007, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by its independent registered public accountant. In approving any non-audit services, the Audit Committee considered whether the provision of the services would be compatible with maintaining its independent registered public accountant's independence. The Audit Committee has delegated to its Chair the authority to pre-approve any audit or non-audit services to be performed by the independent auditor, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

  Changes in Accounting Firms

        On May 18, 2007 (the "Auditor Change Date"), the Audit Committee approved the dismissal of KPMG as the Company's independent registered public accounting firm, effective immediately. KPMG was notified of such dismissal on May 21, 2007. In addition, on May 18, 2007, the Audit Committee approved the selection and appointment of Crowe Horwath, effective immediately, as the Company's independent registered public accounting firm to audit the Company's financial statements beginning with the financial statements as of and for the year ending December 31, 2007 and to review the Company's interim financial statements beginning with the financial statements as of and for the quarter ending June 30, 2007.

        The audit reports of KPMG on the Company's consolidated financial statements as of and for the years ended December 31, 2006 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2006 contained an explanatory paragraph with respect to the restatement of the Company's consolidated statement of cash flows for the year ended December 31, 2005. The audit report of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with KPMG's audits for the years ended December 31, 2006 and 2005, and the subsequent interim period through the Auditor Change Date, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the years ended December 31, 2006 and 2005 and the subsequent interim period through the Auditor Change Date, except for the following:

  •
  As previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, the Company restated its previously issued consolidated statements of cash flows for the year ended December 31, 2005 as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, the nine-month periods ended September 30, 2006 and 2005, the six-month periods ended June 30, 2006 and 2005, and the three-month periods ended March 31, 2006 and 2005 as set forth in the Company's Quarterly Reports on Form 10-Q for the periods ended September 30, 2006, June 30, 2006, March 31, 2006, respectively. The cash flow restatements solely related to the presentation of cash and cash equivalents held at Collegiate Peaks Bank, which the Company acquired in December 2004 and sold in November 2006.

  •
  As previously disclosed in Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, in connection with the cash flow restatements, the Company's disclosure controls and procedures were determined to be ineffective as of December 31, 2005 and March 31, June 30 and September 30, 2006, due to a material weakness in internal control over financial reporting relating to the Company's review procedures over the consolidated statements of cash flows. No such material weakness existed as of December 31, 2006.

        The Audit Committee discussed the above events with KPMG. The Company authorized KPMG to respond fully to the inquiries of Crowe Horwath concerning these events.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that none of its directors, executive officers and 10% stockholders failed to file on a timely basis reports required by Section 16(a) during 2008, except that a late Form 4 was inadvertently filed for each of Suzanne R. Brennan and Sherri L. Heronema with regard to the vesting of time-based restricted stock in May 2008 and July 2008, respectively.

OTHER BUSINESS

        Except as set forth herein, management has no knowledge of any other business to come before the Meeting. If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the Proxy.

Stockholder Proposals and Director Nominations—2010 Annual Meeting

        Business must be properly brought before an annual meeting in order to be considered by stockholders. To be considered for inclusion in the Company's proxy statement for the 2010 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company's Secretary (at the address indicated below) no later than November 30, 2009 and must satisfy the requirements of Rule 14a-8 of Regulation 14A of the SEC proxy rules. Any stockholder proposal submitted for inclusion in the Company's proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals.

        With respect to any stockholder proposals to be submitted for the 2010 Annual Meeting of Stockholders, but not included in the Company's proxy statement, the Company's Bylaws require that a proposal must be delivered to the Company's Secretary (at the address indicated below) no earlier than

January 6, 2010 and no later than February 5, 2010 and must satisfy the requirements under Article I, Section 10 of the Company's Bylaws.

        Pursuant to Section 10 of Article I of the Company's Bylaws, nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by delivering a notice in writing to the Company's Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting of stockholders for the preceding year. Director nominations proposed by stockholders for the 2010 Annual Meeting of Stockholders must be delivered to the Company's Secretary (at the address indicated below) no earlier than January 6, 2010 and no later than February 5, 2010. Pursuant to the Company's Bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

  •
  The stockholder's name, address and beneficial ownership of shares of the Company, and any direct or indirect short interest of such stockholder in any shares of the Company, including evidence of ownership of any such shares and entitlement to vote such shares for the election of directors at the annual meeting,

  •
  The name and age of the person(s) to be nominated,

  •
  The business address, residential address and principal occupation or employment of each nominee during the past five (5) years, and the other information required by Items 401(e) and (f) of Regulation S-K under the Securities Exchange Act of 1934,

  •
  The nominee's signed consent to serve as a director of the Company, if elected,

  •
  The number of shares of the Company's stock beneficially owned by each nominee,

  •
  A description of all arrangements and understandings between the stockholder and nominee pursuant to which the nomination is to be made, and

  •
  Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

        A copy of the Company's Bylaws specifying the above requirements will be furnished to any stockholder upon written request to the Secretary at the following address:

        Guaranty Bancorp
        Attention: Paul W. Taylor, Secretary
        1331 Seventeenth Street, Suite 300
        Denver, Colorado 80202

Discretionary Authority Conferred in Proxy Solicited by the Company—2010 Annual Meeting

        The proxy solicited by the Company for the 2010 Annual Meeting of Stockholders will confer discretionary authority on the Company's proxies on (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to February 5, 2010 and (ii) any proposal made in accordance with Company's Bylaws provisions, if the proxy statement relating to the 2010 Annual Meeting of Stockholders briefly describes the matter and how the Company's proxies intend to vote on it and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

 COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing in care of the Company's Secretary at the address set forth above. The Board of Directors has adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Secretary of the Company reviews all such correspondence and forwards to the Board (or specific members of the Board, as appropriate) a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof, or that he or she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company's internal auditor, the chair of the Audit Committee and other members of the Company's management review committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an Internet-based tool or directed "hotline" available to employees for purposes of reporting alleged or suspected wrongdoing. The procedures for handling communications with the Board of Directors and for handling complaints may be obtained on the Company's website at www.gbnk.com under the section entitled "Corporate Governance".

INCORPORATION BY REFERENCE

        The sections in this Proxy Statement entitled "Compensation Committee Report" and "Report of the Audit Committee" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such Reports by reference therein.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—GUARANTY BANCORP

PROXY FOR THE MAY 6, 2009 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and hereby appoints Daniel M. Quinn, Paul W.Taylor and Zsolt K. Bessko, and each of them, the attorney(s), agent(s) and proxy(ies) of the undersigned,with full power of substitution, to vote all stock of Guaranty Bancorp (the "Company") which the undersigned is entitled to vote, for the matters indicated below in the manner designated herein, or if not indicated by the undersigned in their discretion, and to vote in their discretion with respect to such other business or matters as may properly come before the meeting or any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY MAILING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

GUARANTY BANCORP

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals—The Board of Directors unanimously recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.  Election of Directors

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01—G. Hank Brown	☐	☐	☐	02—Edward B. Cordes	☐	☐	☐	03—John M. Eggemeyer	☐	☐	☐
04—Stephen D. Joyce	☐	☐	☐	05—Gail H. Klapper	☐	☐	☐	06—Daniel M. Quinn	☐	☐	☐
07—Kathleen Smythe	☐	☐	☐	08—Matthew P. Wagner	☐	☐	☐	09—Albert C. Yates	☐	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the current year.	☐	☐	☐

B    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

NOTE: Please sign EXACTLY as name appears on this Proxy. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or entity officers should give FULL title. This Proxy shall be valid and may be voted regardless of the form of signature however.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
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1 U P X        0 2 1 3 6 9 2